EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 11, 1998 included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 File No.33-57326, on Form S-3 File No.33-97268 and on Form S-3 File No.333-28211.

                                                        ARTHUR ANDERSEN LLP

Houston, Texas
February 18, 1998